UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2021 (December 21, 2021)

MARIZYME, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27237	82-5464863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Heritage Drive, Suite 205, Jupiter, Florida	33458
(Address of principal executive offices)	(Zip Code)

(925) 400-3123
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement

As previously reported in its Quarterly Report on Form 10-Q for the three and six month periods ended June 30, 2021 filed on August 23, 2021, as amended on November 22, 2021(the June 30th 10-Q”), and its Quarterly Report on Form 10-Q for the three and nine month periods ended September 30, 2021 filed on November 22, 2021(the September 30th 10-Q”) on May 27, 2021, Marizyme, Inc. (the “Company” or “Marizyme”) entered into a Unit Purchase Agreement (the “May Unit Purchase Agreement”) with certain investors with respect to the sale of up to 4,000,000 units (the “Units”) at a price per Unit of $2.50. Each Unit was comprised of (i) a convertible promissory note (the “Convertible Notes”) convertible into common stock of the Company at a price per share of $2.50 (the “Conversion Price”), subject to adjustment, (ii) a Class A Common Stock Purchase Warrant to purchase one share of common stock of the Company (the “Class A Warrants”) with an exercise price equal to the lower of (i) $3.13 per share, or (ii) the lesser of (a) 75% of the cash price per share to be paid by the purchasers in a “qualified financing” and (b) $2.50, subject to adjustment; and (iii) a Class B Common Stock Purchase Warrant to purchase one share of common stock of the Company (the “Class B Warrants”) with an exercise price of $5.00 per share, subject to adjustment. The Convertible Notes and the Class A Warrants and Class B Warrants included certain antidilution provisions and registration rights under a Registration Rights Agreement with the investors.

As reported in the June 30th 10-Q, in May 2021, the Company issued and sold 29,978 Units under the May Unit Purchase Agreement at a price of $2.50 per Unit for gross proceeds of $74,945, consisting of Convertible Notes in the principal amount of $74,945, Class A Warrants for the purchase of 29,978 shares of common stock and Class B Warrants for the purchase of 29,978 shares of common stock. The Company incurred related issuance costs of $6,745.

As reported in the June 30th 10-Q, in July 2021, the Company issued and sold an additional 440,000 Units under the May Unit Purchase Agreement for gross proceeds of $1,100,000. The Units included Convertible Notes in the principal amount of $1,100,000, Class A Warrants for the purchase of 440,000 shares of common stock and Class B Warrants for the purchase of 440,000 shares of common stock. The Company incurred related issuance costs of $99,000.

As reported in the September 30th 10-Q (Note 9 to the financial statements), on November 29, 2021, the Company, with the consent of all Unit holder investor parties to the May Unit Purchase Agreement, entered into Exchange Agreements (collectively, the “November Exchange Agreement”) agreeing to cancel and replace the May Unit Purchase Agreement with a new Unit Purchase Agreement entered into between each of the Unit holders from September 28, 2021 to November 30, 2021 (collectively, the “September Unit Purchase Agreement”). The Unit holders agreed to the following changes to the terms of the Units: (i) to decrease the Unit offering price under the May Unit Purchase Agreement from $2.50 per Unit to $2.25 per Unit for all future sales under the September Unit Purchase Agreement; (ii) to decrease the Conversion Price from $2.50 per share to $2.25 per share, subject to adjustment, for all current Convertible Note holders and all future investor parties to the September Unit Purchase Agreement; and (iii) To cancel all Class A Warrants and Class B Warrants and to replace them with new Class C Warrants each for the purchase of two shares of common stock (the “Class C Warrants”). The Class C Warrants have an exercise price equal to the lower of (i) $2.25 per share, subject to adjustment, or (ii) 75% of the cash price per share paid by the purchasers in a “qualified financing”. The Convertible Notes and the Class C Warrants carry certain antidilution provisions and registration rights under a Registration Rights Agreement with the investors. As a result of entering into the November Exchange Agreement and the September Unit Purchase Agreement, the Company cancelled and exchanged an aggregate of $1,225,115 of principal and interest under the old Convertible Notes for new Convertible Notes and issued Class C Warrants for the purchase of 1,088,991 shares of common stock in exchange for all of the outstanding Class A Warrants and Class B Warrants of the Unit holders.

Additionally, pursuant to the September Unit Purchase Agreement, on December 2, 2021, the Company issued and sold to new investors 98,889 additional Units for gross proceeds of $222,500. These Units included Convertible Notes in the principal amount of $222,500 and Class C Warrants for the purchase of 197,778 shares of Marizyme common stock. The Company did not incur related issuance costs.

On December 21, 2021, the Company, with the consent of all of the Unit holders, entered into a new Exchange Agreement with each of the Unit holders (the “December Exchange Agreement”), pursuant to which it agreed to cancel the September Unit Purchase Agreement and enter into a new Unit Purchase Agreement for the sale of up to 9,714,286 Units (the “December Unit Purchase Agreement”), and to cancel the previously-issued Units and issue new Units. Under the December Exchange Agreement, the Unit holders agreed to the following changes to the terms of their Units: (i) To decrease the Unit offering price under the September Unit Purchase Agreement from $2.25 per Unit to $1.75 per Unit for all future sales under the December Unit Purchase Agreement; (ii) to decrease the Conversion Price from $2.25 per share to $1.75 per share, subject to adjustment, for all current Unit holders and all future investor parties to the December Unit Purchase Agreement; and (iii) To cancel all existing Class C Warrants and replace them with new Class C Warrants on substantially the same terms but with some minor variations. As a result of entering into the December Exchange Agreement and the December Unit Purchase Agreement, the Company cancelled and exchanged an aggregate of $1,456,039 of principal and interest under the old Convertible Notes for new Convertible Notes and issued new Class C Warrants for the purchase of 1,664,044 shares of common stock in exchange for all of the outstanding Class A Warrants and Class B Warrants of the Unit holders.

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In addition, the Company entered into a December Unit Purchase Agreement with a new investor for an investment of $6,000,000 to purchase 3,428,572 Units consisting of new Convertible Notes in the principal amount of $6,000,000 and new Class C Warrants for the purchase of 6,857,143 shares of Marizyme common stock. Pursuant to the agreement with this investor, the investor agreed to up two additional closings in which it would invest (i) $2,000,000 for the purchase of 1,142,857 Units upon the Company’s filing of a registration statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”), and (ii) an additional $2,000,000 for 1,142,857 Units upon the Company’s responding in a satisfactory manner to the first round of SEC comments relating to the Registration Statement. The Company incurred related issuance costs of $597,800.

The Convertible Notes mature in 24 months from the initial closing date and accrue 10% of simple interest per annum on the outstanding principal amount. The Convertible Notes’ principal and accrued interest can be converted at any time at the option of the holder at the Conversion Price. In the event the Company consummates, while the Convertible Notes are outstanding, an equity financing with a gross aggregate amount of securities sold of not less than $10,000,000 (a “qualified financing”), then all outstanding principal, together with all unpaid accrued interest under the Convertible Notes, shall automatically convert into shares of the equity financing at the lesser of (i) 75% of the cash price per share paid in the financing and the Conversion Price, subject to customary antidilution adjustments as well as the provision that subsequent equity issuances with more favorable terms will become part of the Convertible Notes. The Convertible Notes are secured by a first priority security interest in all assets of the Company.

The Class C Warrants’ exercise price is the lower of (i) $2.25 per share, or (ii) 75% of the cash price per share paid by the other purchasers of next round securities in the qualified financing, subject to customary antidilution adjustments as well as the provision that subsequent equity issuances with more favorable terms will become part of the Class C Warrants. They are exercisable for a period of five years from issuance.

The Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) in which it agreed to certain registration requirements for the shares of common stock underlying the Convertible Notes and Class C Warrants upon the final closing under the December Unit Purchase Agreement.

The Company engaged Univest Securities, LLC (“Univest”) as the Company’s placement agent for this private placement pursuant to a Placement Agency Agreement entered into in May 2021 and amended and restated on December 10, 2021 (the “PAA”). Pursuant to the PAA, Univest will act as the Company’s exclusive placement agent for the private placement of up to $18 million of the Units. The Company agreed to pay Univest a cash placement fee equal to 8.0% of the gross proceeds from the sale of the Units and 8.0% of the gross proceeds from the exercise of the Class C Warrants. The Company further agreed to reimburse Univest for the fees and expenses of its due diligence and legal counsel of up to $60,000 if the gross amount raised is $6 million and up to $100,000 if the gross amount raised is over $6 million. In addition, the Company agreed to issue warrants to Univest to purchase an aggregate of 8.0% of the total number of shares of common stock issuable upon conversion of the Notes issued in the private placement, with an exercise price equal to the Conversion Price (the “Placement Agent Warrant”). The Placement Agent Warrant will be exercisable, in whole or in part, commencing on the final closing date of the private placement and will be exercisable for a period of five years. The Placement Agent Warrant may be exercised by payment of cash or on a cashless net exercise basis. The Placement Agent Warrant will also carry certain antidilution and registration rights provisions. Under the PAA, Univest has the right to act as the Company’s sole placement agent or an underwriter for any future equity financing occurring during the 12-month period after December 10, 2021. The term of the PAA continues until the completion of the private placement, subject to termination after 15 days’ notice after January 31, 2022 or earlier in the case of termination for cause. Univest will also receive fees and warrants on the same basis as described above with respect to any private or public offering or other financing or capital raising transaction of any kind of the Company within 12 months of the termination or expiration of the PAA with an investor whom Univest has, directly or indirectly, introduced to the Company during the term of the PAA.

The foregoing description of each of the form of the December Unit Purchase Agreement, the form of the Registration Rights Agreement, the form of the December Exchange Agreement, the form of the Convertible Notes, the form of the Class C Warrants, the PAA, and the form of the Placement Agent Warrant is qualified in its entirety by reference to such documents which are filed hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6, and as Exhibit 10.75 to Marizyme’s Quarterly Report on Form 10-Q filed with the SEC on August 23, 2021, respectively.

Consulting Agreement

In connection with the Acquisition (as defined below in Item 2.01), on December 21, 2021, the Company entered into a consulting agreement (the “Consulting Agreement”) with George Kovalyov and AAT Services Inc., a corporation incorporated pursuant to the laws of British Columbia, Canada (“AAT” and together with Mr. Kovalyov, the “Consultant”). Under the Consulting Agreement, the Company engaged the Consultant for a 12-month term to provide such services as the Company may from time to time request, including, without limiting the generality of the foregoing, the following: Proper filing with the SEC of quarterly and annual reports; budgeting, allocation of capital, and payroll processes; assistance in the preparation of a Form S-1 and other Nasdaq listing preparations; assistance with corporate governance creations and procedures; the creation of valuation reports for the Company’s products and product candidates such as DuraGraft, Krillase, and MATLOC; preparation of investment material for current and prospective shareholders; general business development; and seeking potential partners and financing opportunities.

Under the Consulting Agreement, the Company will pay the Consultant a monthly base salary of $7,143.00 and reimburse all reasonable business-related travel and other business expenses. The Company will also grant the following equity compensation: (i) cashless warrants to purchase 100,000 shares of common stock of the Company, with an exercise price of $1.26 per share, expiring on December 21, 2026; (ii) options to purchase 200,000 shares of common stock of the Company, vesting monthly over two years, with an exercise price of $1.75 per share, expiring on December 21, 2031; and (iii) 175,000 restricted shares of common stock of the Company (the “Restricted Shares”), subject to the following milestone vesting schedule: (a) 75,000 Restricted Shares will vest upon the Company successfully listing its common stock on NASDAQ or the NYSE; 50,000 Restricted Shares will vest upon any Company financing after January 1, 2022 of debt or equity in which the gross proceeds equal or exceed $5,000,000; (c) 25,000 Restricted Shares will vest upon the completion of valuation reports for both Somahlution LLC and HLII (as defined below); and (d) 25,000 Restricted Shares will vest upon a material commercial partnership for MATLOC. The Consultant will not receive any other employee benefits from the Company.

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The Consulting Agreement automatically renews for additional six-month terms and may be terminated by either party upon 30 days’ notice. If the Consultant is terminated without cause prior to the end of the term, the Company must pay the Consultant $21,429.00 in severance as well as any other due and unpaid compensation. The Consulting Agreement provides for customary confidentiality and non-solicitation terms.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to such document which is filed hereto as Exhibit 10.8.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported in the Company’s Current Report on Form 8-K filed on November 5, 2021 (the “Previous Form 8-K”), on November 1, 2021, Marizyme entered into a definitive arrangement agreement (the “Arrangement Agreement”) with Health Logic Interactive Inc. (“HLII”) pursuant to which it agreed to acquire My Health Logic Inc. (“My Health Logic”), a wholly-owned subsidiary of HLII (the “Acquisition”). On December 22, 2021, the Acquisition closed and Marizyme acquired all of the common shares of My Health Logic.

Pursuant to the Arrangement Agreement, the Transaction was effected by way of a plan of arrangement under the Business Corporations Act (British Columbia). In connection with the plan of arrangement, Marizyme issued 4,370,000 shares of Marizyme common stock to HLII (the “Initial Share Consideration”). Immediately following the issuance of the Initial Share Consideration, Marizyme issued 230,000 additional shares of its common stock to HLII to be held and administered by Marizyme in accordance with the terms of the Arrangement Agreement (the “Holdback Share Consideration”). The Initial Share Consideration was immediately distributed by HLII to its non-dissenting shareholders on a pro rata basis. After the 12-month anniversary of the closing of the Acquisition, all of the Holdback Share Consideration will be released by Marizyme to HLII less any amounts claimed by Marizyme or its affiliates for any losses incurred by Marizyme or its affiliates arising out of certain breaches as set out in the Arrangement Agreement. Upon closing, My Health Logic became a wholly-owned subsidiary of Marizyme.

The above description of the Arrangement Agreement is only a summary of its material terms and is qualified in its entirety by the full Arrangement Agreement, a copy of which was filed with the SEC on November 5, 2021 as Exhibit 2.1 to Marizyme’s Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 under the subheading “Private Placement” is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the issuance of the Units, Convertible Notes, and Class C Warrants, and the information set forth under Item 2.01 regarding the issuance of the Initial Share Consideration and the Holdback Share Consideration, is incorporated by reference into this Item 3.02. The issuance of these securities was effected in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, Regulation D promulgated thereunder for transactions not involving a public offering, and/or Regulation S promulgated thereunder for transactions not involving a U.S. person.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

In connection with the Acquisition and pursuant to the Arrangement Agreement, effective December 21, 2021, George Kovalyov, previously the Chief Operating Officer and a director of HLII, was appointed as the Chief Financial Officer of the Company and entered into the Consulting Agreement. Previously, Mr. Kovalyov, 36, had served as Chief Operating Officer and Director of HLII beginning in September 2020. From April 2018 to September 2020, Mr. Kovalyov served as a director of RXB Healthcare Technologies Ltd., a Canadian health care information technology company. From October 2016 to September 2020, he was the principal owner of Schindler and Company, an accounting consulting firm. Mr. Kovalyov is a chartered accountant and is a member of Chartered Professional Accountants of Canada. He graduated from Kwantlen University College with a Bachelor of Business Administration (BBA), Accounting.

The information set forth under Item 1.01 regarding the Consulting Agreement is incorporated by reference into this Item 5.02.

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Appointment of Chief Executive Officer as a Director

As previously disclosed in the Company’s Form 8-K filed on November 15, 2021 (the “November Form 8-K”), on November 10, 2021 David Barthel, was appointed as Chief Executive Officer of the Company. On December 20, 2021, Mr. Barthel was appointed as a director of the Company.

Mr. Barthel founded The SmartPill Corp. in 2002 and led the company as CEO & President until its acquisition by medical device giant, Medtronic (Nasdaq:MDT). After the acquisition by Medtronic, Mr. Barthel joined the company as Area Vice President, GIH Southeast Division, until 2012.

From October 2012 to October 2014, Mr. Barthel was Vice President, SmaptPill at Given Imaging Inc.; from October 2012 to July 2019, Mr. Barthel served as Vice President, Southeast Division, at Medtronic Gastroenterology and Hepatology; and from July 2019 to February 2021, Mr. Barthel was Managing Director, Brasseler Medical, Orthopedic Surgical Instrumentation, at Henry Schein.

In March 2021, Mr. Barthel became Chief Executive Officer of HLII and its wholly owned Subsidiary, My Health Logic, a company focused on developing an innovative point-of-care lab-on-chip digital diagnostic device technologies for chronic kidney disease. My Health Logic holds the MATLOC device technology and all accompanying agreements, and has been acquired by Marizyme as disclosed above.

Mr. Barthel earned a Bachelor of Arts Degree from St. Norbert College in De Pere, Wi and an MBA from Lake Forest Graduate School of Management in Lake Forest, II.

There are no arrangements or understandings between Mr. Barthel and any other persons pursuant to which he was selected as a director. There are no family relationships that exist between Mr. Barthel and any directors or executive officers of the Company. In addition, except with respect to the announced acquisition by the Company of My Health Logic of which Mr. Barthel is the Chief Executive Officer, there has been no transaction, nor is there any currently proposed transaction, between Mr. Barthel and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On December 23, 2021, the Company issued a press release announcing the closing of the Acquisition, the private placement, and the appointment of Mr. Kovalyov. The press release, which is furnished in this report as Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

2.1	Arrangement Agreement, dated as of November 1, 2021, among Health Logic Interactive Inc., Marizyme, Inc. and My Health Logic Inc.* (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Marizyme, Inc. on November 5, 2021)

10.1	Form of Unit Purchase Agreement between Marizyme, Inc. and the investors signatory thereto

10.2	Form of Registration Rights Agreement between Marizyme, Inc. and the investors signatory thereto

10.3	Form of 10% Secured Convertible Promissory Note issued by Marizyme, Inc.

10.4	Form of Class C Common Stock Purchase Warrant issued by Marizyme, Inc.

10.5	Form of Exchange Agreement between Marizyme, Inc. and the person executing the signature page thereto

10.6	Placement Agency Agreement between Marizyme, Inc. and Univest Securities, LLC, dated December 10, 2021

10.7	Form of Placement Agent Warrant (incorporated by reference to Exhibit 10.75 of the Quarterly Report on Form 10-Q filed by Marizyme, Inc. on August 23, 2021)

10.8	Consulting Agreement, dated December 21, 2021, by and among Marizyme, Inc., AAT Services Inc., and George Kovalyov

99.1	Press release dated December 23, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Marizyme, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Marizyme, Inc. has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2021	MARIZYME, INC.

	By:	/s/ David Barthel
David Barthel
Chief Executive Officer

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